Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS
Luxembourg, November 3, 2022 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the third quarter 2022.
“I am encouraged by our third quarter results and performance. During the quarter, we focused on improving segment margins, growing sales wins and reducing costs. Our Servicer and Real Estate segment continues to benefit from the restart of the default business and operational efficiencies with 45% year-over-year Adjusted EBITDA growth on 14% service revenue growth. In our Origination segment, we had strong sales wins that we estimate represent $10 million of annualized revenue on a stabilized basis,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “The market tailwinds from the restart of the default market, sales wins and cost discipline, should help us return to growth and create substantial value for our stakeholders. Our countercyclical default business should further benefit from a deteriorating economic environment.”
Third Quarter 2022 Highlights(1)
Corporate and Financial:
•Ended the third quarter 2022 with $63.8 million of cash and cash equivalents, a 75% increase from the third quarter of 2021
•Ended the third quarter 2022 with $183.4 million of net debt(2), a 21% reduction from the third quarter of 2021
•Third quarter Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(2) loss of $6.5 million represents a $1.1 million improvement over the third quarter of 2021
•Reduced third quarter 2022 Corporate costs by $5.9 million, representing a 25% reduction, compared to the third quarter 2021 from the sale of Pointillist, costs savings initiatives and the assignment of sales and marketing employees to the segments beginning on January 1, 2022
Business Highlights:
•The Servicer and Real Estate segment continues to benefit from the restart of the default business with 45% year-over-year Adjusted EBITDA(2) growth on 14% service revenue growth
•The Origination segment had strong sales wins that we estimate represent $10 million of annualized revenue on a stabilized basis
•The current unweighted sales pipeline in the Servicer and Real Estate business is approximately $116 million on a stabilized basis, representing $32 million to $40 million in annual revenue based upon our forecasted probability of closing
•The current unweighted sales pipeline in the Origination business is approximately $83 million on a stabilized basis, representing $21 million to $26 million in annual revenue based upon our forecasted probability of closing

Industry Highlights:
•Industrywide foreclosure initiations were 271% higher for the three months ended September 30, 2022, compared to the same period in 2021 (although still 51% lower than the same pre-COVID-19 period in 2019)(3), as the foreclosure market is beginning to recover following expiration of the Federal government’s foreclosure moratorium on July 31, 2021 and the CFPB’s temporary loss mitigation measures on December 31, 2021
•Industrywide foreclosure sales were 30% higher for the three months ended September 30, 2022, compared to the same period in 2021 (although still 65% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide mortgage originations are forecasted to be 55% lower for the three months ended September 30, 2022, compared to the same period in 2021(4)
Third Quarter 2022 Financial Results
•Service revenue of $36.3 million
•Gross profit of $4.0 million, representing 11% of service revenue
•Loss before income taxes and non-controlling interests of $(14.5) million
•Adjusted pre-tax loss attributable to Altisource(2) of $(11.4) million
•Adjusted EBITDA(2) of $(6.5) million
•Net loss attributable to Altisource of $(14.4) million, or $(0.89) per diluted share
•Adjusted net loss attributable to Altisource(2) of $(11.3) million, or $(0.70) per diluted share
Third Quarter 2022 Results Compared to the Third Quarter 2021 (unaudited):

(in thousands, except per share data)	Third Quarter 2022	Third Quarter 2021	% Change	Year-to-Date September 30, 2022	Year-to-Date September 30, 2021	% Change
Service revenue	$36,290	$41,626	(13)	$111,691	$133,672	(16)
Loss from operations	(10,563)	(14,028)	25	(29,349)	(47,159)	38
Adjusted operating loss(2)	(7,422)	(8,279)	10	(20,514)	(26,122)	21
Loss before income taxes and non-controlling interests	(14,453)	(17,898)	19	(39,396)	(57,040)	31
Pretax loss attributable to Altisource(2)	(14,586)	(17,839)	18	(39,864)	(56,889)	30
Adjusted pretax loss attributable to Altisource(2)	(11,445)	(12,350)	7	(31,029)	(36,715)	15
Adjusted EBITDA(2)	(6,454)	(7,572)	15	(17,208)	(22,824)	25
Net loss attributable to Altisource	(14,389)	(18,269)	21	(42,074)	(58,746)	28
Adjusted net loss attributable to Altisource(2)	(11,303)	(12,646)	11	(31,823)	(37,899)	16
Diluted loss per share	(0.89)	(1.15)	23	(2.62)	(3.71)	29
Adjusted diluted loss per share(2)	(0.70)	(0.80)	13	(1.98)	(2.40)	18
Cash flows used in operating activities	(6,509)	(18,358)	65	(32,293)	(41,133)	21
Cash flows used in operating activities less additions to premises and equipment(2)	(6,738)	(18,790)	64	(33,156)	(42,258)	22
•Third quarter 2022 loss from operations includes expenses related to cost savings initiatives and other of $0.5 million compared to $0.5 million for the third quarter of 2021 ($1.1 million and $3.2 million for the year-to-date September 30, 2022 and 2021, respectively). Third quarter and year-to-date September 30, 2021 loss from operations includes losses from Pointillist of $2.1 million and $7.1 million, respectively (no comparable amounts in 2022)
•Third quarter 2022 and third quarter 2021 net loss attributable to Altisource includes $0.2 million and $0.3 million, respectively ($2.0 million and $1.3 million for year-to-date September 30, 2022 and 2021, respectively) of expense for certain income tax items related to adjustments to foreign income tax reserves and withholding tax on previously accrued taxes related to a large one-time repatriation of cash from certain of our subsidiaries
________________________
(1)Applies to 2022 unless otherwise indicated
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(3)Based on data from Black Knight’s Mortgage Monitor reports and Black Knight’s First Look at September 2022 Mortgage Data
(4)Based on data from the October 23, 2022 and September 19, 2022 MBA Mortgage Finance Forecast

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 10:00 a.m. EDT today to discuss our third quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Service revenue	$36,290	$41,626	$111,691	$133,672
Reimbursable expenses	1,957	1,416	6,158	5,365
Non-controlling interests	133	201	468	712
Total revenue	38,380	43,243	118,317	139,749
Cost of revenue	32,430	39,251	98,453	129,497
Reimbursable expenses	1,957	1,416	6,158	5,365
Gross profit	3,993	2,576	13,706	4,887
Selling, general and administrative expenses	14,556	16,604	43,055	52,046

Loss from operations	(10,563)	(14,028)	(29,349)	(47,159)
Other income (expense), net:
Interest expense	(4,349)	(3,755)	(11,439)	(10,672)
Other income (expense), net	459	(115)	1,392	791
Total other income (expense), net	(3,890)	(3,870)	(10,047)	(9,881)

Loss before income taxes and non-controlling interests	(14,453)	(17,898)	(39,396)	(57,040)
Income tax benefit (provision)	197	(430)	(2,210)	(1,857)

Net loss	(14,256)	(18,328)	(41,606)	(58,897)
Net (income) loss attributable to non-controlling interests	(133)	59	(468)	151

Net loss attributable to Altisource	$(14,389)	$(18,269)	$(42,074)	$(58,746)

Loss per share:
Basic	$(0.89)	$(1.15)	$(2.62)	$(3.71)
Diluted	$(0.89)	$(1.15)	$(2.62)	$(3.71)

Weighted average shares outstanding:
Basic	16,087	15,831	16,051	15,816
Diluted	16,087	15,831	16,051	15,816

Comprehensive loss:

Comprehensive loss, net of tax	$(14,256)	$(18,328)	$(41,606)	$(58,897)
Comprehensive (income) loss attributable to non-controlling interests	(133)	59	(468)	151

Comprehensive loss attributable to Altisource	$(14,389)	$(18,269)	$(42,074)	$(58,746)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	September 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$63,812	$98,132
Accounts receivable, net	14,335	18,008
Prepaid expenses and other current assets	21,704	21,864
Total current assets	99,851	138,004

Premises and equipment, net	4,970	6,873
Right-of-use assets under operating leases	5,965	7,594
Goodwill	55,960	55,960
Intangible assets, net	33,010	36,859
Deferred tax assets, net	6,023	6,386
Other assets	5,503	6,132

Total assets	$211,282	$257,808

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$41,456	$46,535
Deferred revenue	4,050	4,342
Other current liabilities	3,095	3,870
Total current liabilities	48,601	54,747

Long-term debt	244,844	243,637
Deferred tax liabilities, net	8,849	9,028
Other non-current liabilities	17,508	19,266

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 16,117 outstanding as of September 30, 2022; 15,911 outstanding as of December 31, 2021)	25,413	25,413
Additional paid-in capital	148,197	144,298
Retained earnings	131,124	186,592
Treasury stock, at cost (9,296 shares as of September 30, 2022 and 9,502 shares as of December 31, 2021)	(414,102)	(426,445)
Altisource deficit	(109,368)	(70,142)

Non-controlling interests	848	1,272
Total deficit	(108,520)	(68,870)

Total liabilities and deficit	$211,282	$257,808

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(41,606)	$(58,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,700	3,479
Amortization of right-of-use assets under operating leases	2,254	6,340
Amortization of intangible assets	3,849	8,183
Share-based compensation expense	3,899	2,510
Bad debt expense	578	1,268
Amortization of debt discount	495	499
Amortization of debt issuance costs	712	623
Deferred income taxes	(329)	8
Loss on disposal of fixed assets	1	117
Other non-cash items	—	137
Changes in operating assets and liabilities:
Accounts receivable	3,095	1,846
Prepaid expenses and other current assets	160	598
Other assets	363	1,439
Accounts payable and accrued expenses	(5,014)	(2,738)
Current and non-current operating lease liabilities	(2,444)	(6,958)
Other current and non-current liabilities	(1,006)	413
Net cash used in operating activities	(32,293)	(41,133)

Cash flows from investing activities:
Additions to premises and equipment	(863)	(1,125)
Proceeds from the sale of business	346	3,000
Net cash (used in) provided by investing activities	(517)	1,875

Cash flows from financing activities:
Proceeds from revolving credit facility	—	20,000
Debt issuance costs	—	(531)
Proceeds from convertible debt payable to related parties	—	1,200
Distributions to non-controlling interests	(892)	(1,804)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,051)	(936)
Net cash (used in) provided by financing activities	(1,943)	17,929

Net decrease in cash, cash equivalents and restricted cash	(34,753)	(21,329)
Cash, cash equivalents and restricted cash at the beginning of the period	102,149	62,096

Cash, cash equivalents and restricted cash at the end of the period	$67,396	$40,767

Supplemental cash flow information:
Interest paid	$10,167	$9,373
Income taxes paid, net	2,556	2,736
Acquisition of right-of-use assets with operating lease liabilities	797	6,976
Reduction of right-of-use assets from operating lease modifications or reassessments	(172)	(5,665)

Non-cash investing and financing activities:
Net decrease in payables for purchases of premises and equipment	$(65)	$(47)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating loss, pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted EBITDA, adjusted net loss attributable to Altisource, adjusted diluted loss per share, cash flows used in operating activities less additions to premises and equipment and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, cash flows used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents and equity securities. We deduct investment in equity securities from debt in arriving at this measure because our Senior Secured Term Loan requires the Company to use any proceeds from the sale of equity securities to repay the Senior Secured Term Loan. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2022 and 2021, the Company has an effective tax rate of close to 0% in Luxembourg.
Following the 2019 creation of Pointillist as a separate legal entity, Altisource had no ongoing obligation to fund Pointillist, Pointillist was positioned to and focused on raising third-party capital and Pointillist was an unrestricted subsidiary under our Senior Secured Term Loan. Additionally, Pointillist was not part of Altisource’s core, normal, recurring business. For these reasons, in 2020 we began adding back the losses of Pointillist in calculating adjusted net loss attributable to Altisource, adjusted diluted loss per share, and Adjusted EBITDA.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating loss is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and Pointillist losses from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and Pointillist losses from loss before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, share-based compensation expense, cost of cost savings initiatives and other and Pointillist losses from net loss attributable to Altisource. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), Pointillist losses (net of tax), and certain income tax related items, net from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), Pointillist losses (net of tax) and certain income tax related items by the weighted average number of diluted shares. Cash flows used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from cash flows used in operating activities. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Loss from operations	$(10,563)	$(14,028)	$(29,349)	$(47,159)

Intangible asset amortization expense	1,281	2,673	3,849	8,183
Share-based compensation expense	1,320	431	3,899	2,510
Cost of cost savings initiatives and other	540	490	1,087	3,228
Pointillist losses	—	2,155	—	7,116

Adjusted operating loss	$(7,422)	$(8,279)	$(20,514)	$(26,122)

Loss before income taxes and non-controlling interests	$(14,453)	$(17,898)	$(39,396)	$(57,040)

Non-controlling interests	(133)	59	(468)	151
Pretax loss attributable to Altisource	(14,586)	(17,839)	(39,864)	(56,889)
Intangible asset amortization expense	1,281	2,673	3,849	8,183
Share-based compensation expense	1,320	431	3,899	2,510
Cost of cost savings initiatives and other	540	490	1,087	3,228
Pointillist losses	—	1,895	—	6,253

Adjusted pretax loss attributable to Altisource	$(11,445)	$(12,350)	$(31,029)	$(36,715)

Net loss attributable to Altisource	$(14,389)	$(18,269)	$(42,074)	$(58,746)

Income tax (benefit) provision	(197)	430	2,210	1,857
Interest expense (net of interest income)	4,137	3,755	11,121	10,700
Depreciation and amortization	2,135	3,817	6,549	11,662
Share-based compensation expense	1,320	431	3,899	2,510
Cost of cost savings initiatives and other	540	490	1,087	3,228
Pointillist losses	—	1,774	—	5,965

Adjusted EBITDA	$(6,454)	$(7,572)	$(17,208)	$(22,824)

Net loss attributable to Altisource	$(14,389)	$(18,269)	$(42,074)	$(58,746)

Intangible asset amortization expense, net of tax	1,279	2,670	3,842	8,172
Share-based compensation expense, net of tax	1,148	325	3,446	2,284
Cost of cost savings initiatives and other, net of tax	449	464	937	2,832
Pointillist losses, net of tax	—	1,895	—	6,253
Certain income tax related items	210	269	2,026	1,306

Adjusted net loss attributable to Altisource	$(11,303)	$(12,646)	$(31,823)	$(37,899)

Diluted loss per share	$(0.89)	$(1.15)	$(2.62)	$(3.71)

Intangible asset amortization expense, net of tax, per diluted share	0.08	0.17	0.24	0.52
Share-based compensation expense, net of tax, per diluted share	0.07	0.02	0.21	0.14
Cost of cost savings initiatives and other, net of tax, per diluted share	0.03	0.03	0.06	0.18
Pointillist losses, net of tax, per diluted share	—	0.12	—	0.40
Certain income tax related items per diluted share	0.01	0.02	0.13	0.08

Adjusted diluted loss per share	$(0.70)	$(0.80)	$(1.98)	$(2.40)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,281	$2,673	$3,849	$8,183
Tax benefit from intangible asset amortization	(2)	(3)	(7)	(11)
Intangible asset amortization expense, net of tax	1,279	2,670	3,842	8,172
Diluted share count	16,087	15,831	16,051	15,816

Intangible asset amortization expense, net of tax, per diluted share	$0.08	$0.17	$0.24	$0.52

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,320	$431	$3,899	$2,510
Tax benefit from share-based compensation expense	(172)	(106)	(453)	(226)
Share-based compensation expense, net of tax	1,148	325	3,446	2,284
Diluted share count	16,087	15,831	16,051	15,816

Share-based compensation expense, net of tax, per diluted share	$0.07	$0.02	$0.21	$0.14

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$540	$490	$1,087	$3,228
Tax benefit from cost of cost savings initiatives and other	(91)	(26)	(150)	(396)
Cost of cost savings initiatives and other, net of tax	449	464	937	2,832
Diluted share count	16,087	15,831	16,051	15,816

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.03	$0.03	$0.06	$0.18

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$—	$1,895	$—	$6,253
Tax benefit from Pointillist losses	—	—	—	—
Pointillist losses, net of tax	—	1,895	—	6,253
Diluted share count	16,087	15,831	16,051	15,816

Pointillist losses, net of tax, per diluted share	$—	$0.12	$—	$0.40

Certain income tax related items resulting from:
Foreign income tax reserves/other	210	269	$2,026	$1,306
Certain income tax related items	210	269	2,026	1,306
Diluted share count	16,087	15,831	16,051	15,816

Certain income tax related items per diluted share	$0.01	$0.02	$0.13	$0.08

Cash flows used in operating activities	$(6,509)	$(18,358)	$(32,293)	$(41,133)
Less: additions to premises and equipment	(229)	(432)	(863)	(1,125)

Cash flows used in operating activities less additions to premises and equipment	$(6,738)	$(18,790)	$(33,156)	$(42,258)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	September 30, 2022	September 30, 2021

Senior secured term loan	$247,204	$247,204
Credit Facility	—	20,000
Less: Cash and cash equivalents	(63,812)	(36,492)

Net debt(1)	$183,392	$230,712
Note: Amounts may not add to the total due to rounding.
(1) September 30, 2021 excludes $1.3 million of Pointillist debt that is convertible into Pointillist equity